EXHIBIT 99.1

Vical Reports 2008 Financial Results and Progress in Product Development Programs

SAN DIEGO, Feb. 17, 2009 (GLOBE NEWSWIRE) -- Vical Incorporated (Nasdaq:VICL) today reported financial results for the year ended December 31, 2008. Vical had cash and investments of approximately $42 million at year-end 2008, including approximately $5 million invested in long-term auction rate securities.

Revenues for 2008 were $8.0 million, compared with revenues of $5.5 million for 2007. The net loss for 2008 was $36.9 million, or $0.93 per share, compared with a net loss of $35.9 million, or $0.92 per share, for 2007. The net loss and the cash burn for 2008 were both consistent with the company's prior guidance.

Revenues for the fourth quarter of 2008 were $2.6 million, compared with revenues of $0.8 million for the fourth quarter of 2007. The net loss for the fourth quarter of 2008 was $9.0 million or $0.22 per share, compared with $8.9 million or $0.23 per share for the fourth quarter of 2007.

The company is projecting a net loss for 2009 of between $24 million and $28 million and a net cash burn for 2009 of between $19 million and $23 million, and expects to have cash and investments of $19 million to $23 million at year-end 2009.

Significant developments during the fourth quarter of 2008 included:

 * Completion of enrollment in a Phase 2 trial of Vical's therapeutic
   DNA vaccine designed to prevent cytomegalovirus (CMV) reactivation and disease in immunosuppressed bone marrow or stem cell transplant recipients, and an interim analysis of immunogenicity data for the first 33 transplant recipients in the recipient-only arm of the study showing significant (p less than 0.05) post-transplant enhancement of CMV-specific T-cell responses in subjects receiving vaccine compared with subjects receiving placebo.

 * A $1.0 million milestone payment from Merck & Co., Inc. related to initiation of a Phase 1 clinical trial of an investigational DNA cancer vaccine encoding human telomerase reverse transcriptase
   (hTERT);

 * An exclusive, binding letter of intent with a leading Turkish pharmaceutical company, Eczacibasi Ilac Pazarlama A.S. (EIP), for sales and marketing of the company's Allovectin-7(r)
   immunotherapeutic product candidate in Turkey and the Turkish
   Republic of Northern Cyprus;

 * A $1.3 million contract with the Naval Medical Research Center for manufacturing, regulatory and clinical support for preclinical and
   Phase 1 evaluation by the U.S. Navy and the U.S. Army of a
   Vaxfectin(r)-formulated DNA vaccine to protect against dengue, a tropical disease spread by mosquitoes that infects up to 100 million people each year and causes tens of thousands of deaths;

 * Expanded data from a Phase 1 clinical trial of the company's
   Vaxfectin(r)-formulated H5N1 pandemic influenza DNA vaccines showing sustained antibody responses, T-cell responses against a matching strain of influenza virus and cross-clade antibody responses against a different strain; and

 * Publication of data from a Phase 1 clinical trial conducted by the
   NIH of a DNA vaccine for Severe Acute Respiratory Syndrome (SARS)
   demonstrating that the vaccine was well-tolerated and induced both neutralizing antibody responses and T-cell immune responses.

Highlights to date in 2009 include:

 * Issuance of U.S. Patent No. 7,470,675 covering the composition, delivery and use of gene-based interferon-omega, which may help direct and control the immune system; and

 * Receipt of a $2.3 million cash payment from AnGes MG, Inc., for continued funding of the company's ongoing Allovectin-7(r) Phase 3 metastatic melanoma trial.

Anticipated program highlights for 2009 include:

 * Completion of enrollment by year-end 2009 in the company's Phase 3 trial of its Allovectin-7(r) immunotherapeutic in patients with advanced metastatic melanoma;

 * Clinical results in the second quarter of 2009 from a Phase 2 trial of the company's CMV vaccine candidate for patients undergoing bone marrow or stem cell transplants;

 * Marketing approval in Japan for the company's licensee, AnGes MG,
   Inc., for Collategene(tm), a treatment using DNA-based delivery of
   Hepatocyte Growth Factor (HGF), an angiogenic growth factor, for patients with advanced peripheral arterial disease or Buerger's disease;

 * An update by the company's licensee, sanofi aventis Group, on an ongoing Phase 3 trial for the DNA-based delivery of Fibroblast
   Growth Factor 1 (FGF-1), an angiogenic growth factor, intended to promote the growth of blood vessels in patients with reduced blood flow to the limbs to reduce the need for amputations; and

 * Full U.S. approval for the company's licensee, Merial Limited, a joint venture of Merck and sanofi-aventis, to market a therapeutic
   DNA vaccine designed to treat melanoma in dogs.

Conference Call

Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, February 17, at noon Eastern Time. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (866) 316-1372, or (913) 312-1272 for international participants, and reference confirmation code 7493461. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter replay passcode 7493461. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical's Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company's DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

The Vical Incorporated logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5768

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include net loss and net cash burn projections, as well as statements about the company's Allovectin-7(r), CMV and pandemic influenza vaccine programs, the company's Vaxfectin(r) adjuvant, and other independent and collaborative programs. Risks and uncertainties include whether Vical or others will continue development of Allovectin-7(r), the CMV vaccine, the pandemic influenza vaccine, the Vaxfectin(r) adjuvant, or any other independent or collaborative programs; whether Vical will announce clinical results from the Phase 2 CMV vaccine in the second quarter, if at all; whether Vical will complete enrollment in the Allovectin-7(r) Phase 3 trial by year-end 2009, if at all; whether Vical will receive all of the clinical trial funding committed by AnGes, which will depend on continued development of Allovectin-7(r) and certain other conditions; whether gene-based interferon-omega, if used in human clinical trials, will be safe and effective at directing and controlling the immune system; whether the company's issued patents will be challenged and whether such challenges will have an adverse effect on the scope of the patents; whether the company will enforce its issued patents or will be successful in any enforcement efforts; whether AnGes will receive marketing approval for Collategene(tm) in Japan in 2009, if at all; whether sanofi aventis will provide an update on its ongoing FGF-1 Phase 3 trial in 2009, if at all; whether Merial will receive full U.S. marketing approval for its melanoma vaccine for dogs; whether Vical will achieve levels of revenues and control expenses to meet projected financial performance and net cash burn; whether any product candidates will be shown to be safe and efficacious in clinical trials; the timing of clinical trials; whether Vical or its collaborative partners will seek or gain approval to market any product candidates; the dependence of the company on its collaborative partners; and additional risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

                         VICAL INCORPORATED
        Selected Condensed Financial Information (Unaudited)

                                Three Months Ended  Twelve Months Ended
 Statements of Operations            Dec. 31,            Dec. 31,
                                ------------------  ------------------
 (in thousands, except per        2008      2007      2008      2007
  share amounts)                --------  --------  --------  --------

 Revenues:
  Contract and grant revenue    $    542  $    580  $  2,146  $  4,574
  License and royalty revenue      2,083       191     5,810       938
                                --------  --------  --------  --------
 Total revenues                    2,625       771     7,956     5,512
                                --------  --------  --------  --------
 Operating expenses:
  Research and development         6,248     5,620    25,532    22,934
  Manufacturing and production     2,274     2,728    11,046    13,762
  General and administrative       2,282     2,253     8,721     9,078
                                --------  --------  --------  --------
 Total operating expenses         10,804    10,601    45,299    45,774
                                --------  --------  --------  --------
  Loss from operations            (8,179)   (9,830)  (37,343)  (40,262)
  Net investment (loss) income      (845)      969       447     4,368
                                --------  --------  --------  --------
 Net loss                       $ (9,024) $ (8,861) $(36,896) $(35,894)
                                ========  ========  ========  ========
 Basic and diluted net loss per
  share                         $  (0.22) $  (0.23) $  (0.93) $  (0.92)
                                ========  ========  ========  ========
 Weighted average shares used
  to calculate basic and
  diluted net loss per share      40,356    39,195    39,856    39,190
                                ========  ========  ========  ========

 Balance Sheets                             December 31,  December 31,
 (in thousands)                                 2008          2007
                                            ------------  ------------
 Assets:
  Cash, cash equivalents, and marketable
   securities                               $     36,266  $     71,489
  Other current assets                             1,852         1,261
                                            ------------  ------------
   Total current assets                           38,118        72,750
  Marketable securities                            5,410            --
  Property and equipment, net                     10,734        12,287
  Other assets                                     4,795         5,548
                                            ------------  ------------
 Total assets                               $     59,057  $     90,585
                                            ============  ============

 Liabilities and stockholders' equity:
  Current liabilities                       $      7,974  $      8,108
  Long-term obligations                            2,469         2,565
  Stockholders' equity                            48,614        79,912
                                            ------------  ------------
 Total liabilities and stockholders'
  equity                                    $     59,057  $     90,585
                                            ============  ============

CONTACT:  Vical Incorporated
          Alan R. Engbring, Executive Director, Investor Relations
          Jill M. Broadfoot, Senior Vice President and Chief Financial
           Officer
          (858) 646-1127
          www.vical.com